Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-288615) of CapsoVision, Inc. (the “Company”) of our report dated March 26, 2026, relating to the financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ BAKER TILLY US, LLP

Santa Clara, California
March 26, 2026